UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 6, 2018

Professional Diversity Network, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35824	80-0900177
(State of other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 W. Adams Street, Sixth Floor, Chicago, Illinois	60607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 614-0950

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Professional Diversity Network, Inc. (the “Company”) reports that on March 6, 2018, Jim Kirsch, the Co-Executive Chairman of the Board, notified the Company of his intent to resign as Co-Executive Chairman of the Board. This notification triggered a ninety-day notice period at the expiration of which Mr. Kirsch shall no longer serve as Co-Executive Chairman. During the ninety-day notice period, Mr. Kirsch shall continue to serve at the discretion of the Company. As such, Mr. Kirsch’s last day as Co-Executive Chairman shall be June 4, 2018 unless earlier terminated by the Company.

Following Mr. Kirsch’s resignation as Co-Executive Chairman he shall continue to serve as a director and non-executive Chairman of the Company and Mr. James Song shall be sole Executive Chairman of the Board.

Mr. Kirsch’s resignation as Co-Executive Chairman did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2018	PROFESSIONAL DIVERSITY NETWORK, INC.

	By:	/s/ Jiangping (Gary) Xiao
Jiangping (Gary) Xiao
Chief Financial Officer